UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 AMENDMENT NO. 1
                                       TO
                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 21, 2002


                                 SiriCOMM, Inc.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


       0-18399                                              62-1386759
------------------------                       ---------------------------------
(Commission File Number)                       (IRS Employer Identification No.)


             2900 Davis Boulevard, Suite 130, Joplin, Missouri 64804
            --------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (417) 626-9961
               ---------------------------------------------------
              (Registrant's telephone number, including area code)

                         Fountain Pharmaceuticals, Inc.
            505 South Westland Avenue, Suite D, Tampa, Florida 33606
                                  (813 248-0089
            ---------------------------------------------------------
                   (Former name, address and telephone number)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         On November 21, 2002, as a direct result of the transactions referred to in Item 2 hereof, Henry P. (Hank) Hoffman, David N. Mendez, Kory S. Dillman and Tom Noland, shareholders and officers and directors of SiriCOMM, Inc., a Missouri corporation ("SiriCOMM - Missouri"), became "control persons" of the Registrant as that term is defined in the Securities Act of 1933, as amended. The status of Messrs. Hoffman, Mendez, Dillman and Noland arise from the issuance of an aggregate of 9,662,562 shares of the Registrant's common stock (approximately 99% of the total issued and outstanding shares) to the shareholders of SiriCOMM - Missouri. Additionally, with the consummation of the transactions referred to in Item 2, Mr. Brendon K. Rennert, the sole officer and director of the Registrant prior to the transaction described below, resigned his positions as an officer and director of the Registrant. Henry P. (Hank) Hoffman, David N. Mendez, Kory S. Dillman and Tom Noland were elected directors in his place and stead.

         The new Board of Directors then appointed the following officers:

         Henry P. (Hank) Hoffman    -    President and Chief Executive Officer

         David N. Mendez            -    Executive Vice President - Sales
                                           and Marketing

         Kory S. Dillman            -    Executive Vice President - Internet
                                           Business Development

         Tom Noland                 -    Executive Vice President -
                                           Administration, General Counsel
                                           and Secretary

         The following sets forth certain information concerning each of the Registrant's new directors and executive officers:

Henry P. (Hank) Hoffman, President, CEO and Chairman

         Mr. Hoffman co-founded SiriCOMM in January 2000 and has been its President, CEO and Chairman since SiriCOMM's inception. Mr. Hoffman has over twenty years experience in the transportation industry. From September 1, 1996 to January 21, 2000 Mr. Hoffman was President and Chief Operating Officer of Hook Up, Inc. of Joplin, MO, a small niche motor carrier. From 1990 to 1995 Mr. Hoffman was President and COO of Tri-State Motor Transit, the nation's largest transporter of munitions for the U.S. Government.

         Prior to his term at Tri-State, he served in several Operations/Management positions with both Schneider National, Inc. and Viking Freight System. As an industry leader he has been a Vice President of the American Trucking Associations, President and Chairman of the Board of the Munitions Carriers Conference, member of the Board of Directors of the National Automobile Transporters Association, and Forum Co-Chairman of the National Defense Transportation Association. Prior to his trucking industry career, Mr. Hoffman served as an officer in the United States Army Field Artillery for six years where he completed two command assignments. Mr. Hoffman earned a Bachelor of Science degree from the United States Military Academy, West Point, NY and a Master of Business Administration from the University of Wisconsin, Oshkosh, WI.

David N. Mendez, Executive Vice President - Sales and Marketing and a Director

         Mr. Mendez co-founded SiriCOMM in April 2000 and has been its Executive Vice President Sales and Marketing and a director since SiriCOMM's inception. Mr. Mendez has over nine years experience in telecommunications sales and marketing. Mr. Mendez's telecommunications expertise focuses on domestic and international data communication networks including Frame Relay and ATM infrastructures and Internet and intranet networks. From October 1998 to February 2000 he was National Sales Manager for DRIVERNet where he managed such national accounts as Ford, Kenworth, Peterbilt, Paccar Corporation, and Cue Paging. From 1995 to 1998 Mr. Mendez worked as a Major Account Manager for Sprint. Mr. Mendez graduated with a Bachelor of Science degree from Southwest Missouri State University, Springfield, MO.

Kory S. Dillman, Executive Vice President - Internet Business Development and a Director

         Mr. Dillman co-founded SiriCOMM in April 2000 and has been its Executive Vice President - Internet Business Development and a director since SiriCOMM's inception. From 1996 to 1999 Mr. Dillman was Creative Director for DRIVERNet. In that position he produced intranet and Internet applications for DRIVERNet and its customers. He developed specific web-based products for Ford, Volvo Trucks North America, Kenworth, Peterbilt, Ambest, Caterpillar Engines, Pilot, Petro Stopping Centers, and TravelCenters of America. Prior to joining DRIVERNet Mr. Dillman was Art Director for Wendfall Productions. In this position he managed development for Sony Music and Ardent Records. Mr. Dillman earned a Bachelor of Fine Arts degree from the University of Tulsa, Tulsa, OK.

Tom Noland, Executive Vice President - Administration, General Counsel, Secretary and a Director

         Mr. Noland joined SiriCOMM in November 2001 as its Executive Vice President - Administration, General Counsel and a Director. Mr. Noland was in private practice with the law firm of Spencer, Scott & Dwyer in Joplin for eleven years, focusing on the representation of business and banking clients in the areas of real estate transactions, creditors' rights and workers' compensation defense. Prior to joining SiriCOMM, he served as General Counsel to Hook Up, Inc. from 1997 through 2000. Mr. Noland received a Bachelor of Arts degree in history from Missouri Southern State College and a Juris Doctorate from the University of Tulsa.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth, as of January 30, 2003, information concerning ownership of the Registrant's securities by (i) each director, (ii) each executive officer, (iii) each person known to the Registrant to be the beneficial owner of more than five percent, and (iv) all directors and executive officers as a group.

Name and Address of                     Amount and Nature of      Percentage of
Beneficial Owner (1)                    Beneficial Ownership        Class (2)
--------------------                    --------------------      -------------
Henry P. Hoffman                              5,762,303               46.3%
2900 Davis Boulevard, Suite 130
Joplin, Missouri 64804

David N. Mendez
2900 Davis Boulevard, Suite 130               1,098,331                8.8%
Joplin, Missouri 64804

Kory S. Dillman                               1,023,535                8.2%
2900 Davis Boulevard, Suite 130
Joplin, Missouri 64804

Tom Noland                                      295,250                2.4%
2900 Davis Boulevard, Suite 130
Joplin, Missouri 64804

Quest Capital Alliance, LLC                   1,054,000                8.5%
3140 East Division Street
Springfield, Missouri 64804

Jeff Wasson                                     868,000                7.0%
1530 South Belcrest
Springfield, Missouri 65804

All Executives Officers and
   Directors as a Group
   (4 persons)                                8,179,419               65.7%
-------------------
  (1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act and unless otherwise indicated, represents securities for which the beneficial owner has sole voting and investment power.
  (2)    Based upon 12,449,442 shares issued and outstanding.

ITEM 2.  ACQUISITION AND DISPOSITION OF ASSETS


         On November 21, 2002, the Registrant completed the acquisition of all of the issued and outstanding shares of SiriCOMM - Missouri. Pursuant to the transaction, the Registrant issued an aggregate of 9,662,562 shares to the sixteen (16) shareholders of SiriCOMM - Missouri. An aggregate of 8,179,419 shares were issued to Henry P. (Hank) Hoffman (5,762,303), David N. Mendez (1,098,331), Kory S. Dillman (1,023,535) and Tom Noland (295,250), members of the Registrant's newly elected Board of Directors.


         The above described transaction was intended to qualify as a tax-free reorganization, within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.


         In connection with this transaction, the Registrant agreed to issue shares of its common stock to Quest Capital Alliance LLC ("Quest") and Mr. Jeff Wasson ("Wasson") upon the conversion of an aggregate of $1,000,000 in convertible notes issued by SiriCOMM - Missouri to Quest ($500,000) and Wasson ($500,000). Pursuant to the terms of their respective convertible notes, Quest is entitled to 8.5% of the then outstanding shares of the Company and Wasson 7% of the then outstanding shares of the Company. On January 7, 2003, Quest converted its convertible notes into an aggregate of 1,054,000 shares of the Company's common stock and Wasson converted his convertible notes into an aggregate of 868,000 shares of the Company's common stock.


Information About SiriCOMM

         SiriCOMM was organized under the laws of the State of Missouri in April 2000. SiriCOMM's principal executive office is located at 2900 Davis Boulevard, Suite 130, Joplin, Missouri 64804. Its telephone number is (417) 626-9961.

         SiriCOMM is engaged in the development of broadband wireless applications service provider technologies serving the marine and highway transportation industries. SiriCOMM's current development activities include integrating multiple technologies including satellite communications, the Internet and intranets, wireless networking, and productivity enhancing software into commercially viable products and services for its target industries.


         SiriCOMM's patent pending network architecture enables subscribers to transmit data at speeds of 48,000 kilobits per second ("kbps") which is 20 to 100 times faster than other wireless solutions such as CDPD (19.2 kbps), GSM (9.6 kbps), CDMA2000-1XRTT (144 kbps) or Qualcomm's point to point mobile satellite solution(2 kbps). Moreover, SiriCOMM's unique software solutions leverage this ultra high-speed data network to deliver significant cost reduction and productivity improvement opportunities to users. From its central hub server co-located at the satellite teleport SiriCOMM will receive and transmit data on a "point to broadcast" high-speed network between multiple wireless local area networks installed in strategic locations. For a flat, low monthly fee subscribers will have access to a suite of productivity software, the Internet, e-mail, proprietary company intranet information, etc. The network will support multiple user devices to include 802.11b-compatible Palm OS(TM) wireless hand held devices and laptop computers for the most mobile subscribers. SiriCOMM's technologies are expected to become commercially available before the end of the year 2003.

Development of SiriCOMM's Business and Products

         Since SiriCOMM's inception in April of 2000, its founders have focused their efforts principally in three key areas - product development, pre-market demonstrations to potential customers, and the formation of critical industry alliances. The results of this disciplined approach are significant. First, a working prototype of the broadband wireless network and applications software was developed and refined into a highly marketable product. Patent applications are on file for the entire end-to-end system. Second, demonstrations of the prototype to qualified potential customers reaffirmed the feasibility of the network and the solid need for its unique services. SiriCOMM has made technical presentations to more than 30 communication, automobile, trucking and mobile technology companies during the last 24 months and has received favorable feedback at such demonstrations. Such demonstrations have produced a letter of intent from Christenson Transportation to utilize SiriCOMM's services and a letter of agreement from SmartStop to evaluate SiriCOMM's technology.

         The first generation of SiriCOMM products can significantly improve the availability, timeliness, and accuracy of communications and decision support tools for most of the nation's law enforcement agencies, yachts, and trucks that operate in North America. Ultimately, with minor modifications, the SiriCOMM products will be applicable in any industry requiring mobile communications from remote locations, such as recreational vehicles and construction sites.

         SiriCOMM intends to charge a monthly subscription fee of $49.95 per user per month for its services.

         The five principal components of the SiriCOMM service include:

         1. An I.E.E.E. 802.11 standard compatible wireless device (PC or Palm OS(TM)) for the users. The 802.11 is a wireless standard governed by the Institute of Electrical and Electronics Engineers that operates in the 2.4 Gh unregulated frequency spectrum;
         2. Wireless transmission and receiving equipment installed in strategic locations such as marinas, truck stops, weigh stations, and major shipper facilities;
         3.       Access to the AMC-6 geo-synchronous satellite;
         4.       Proprietary software processes and applications; and
         5. Broadband wireless channels that enable transmission of extremely large amounts of data at speeds 20 to 100 times faster than current wireless solutions.


         Users will be able to connect to the SiriCOMM network whenever they are within range (up to approximately one-half mile) of one of several planned access locations. SiriCOMM has test locations in Joplin, Missouri, Rock Hill, South Carolina, and near Columbia, Missouri and plans to activate additional locations near Oklahoma City, Oklahoma and El Paso, Texas in the near future. While in range, the subscriber will have wireless, universal access to the Internet and to the marina, agency, or fleet intranet, if one exists. For a low, fixed monthly subscription fee subscribers will be able to communicate unlimited amounts of data and messages to their homes, offices, or client support centers using SiriCOMM's high-speed wireless network.

         At present SiriCOMM leases transponder access to the AMC-6 satellite on a month-to- month basis for $350 per month per ground location pursuant to an informal agreement with Cislunar, the satellite operator. The agreement with Cislunar is an oral agreement for month-to-month supply and purchase of transponder usage. Cislunar has accommodated SiriCOMM by reselling a very small amount of capacity to SiriCOMM on an as-needed basis and Cislunar is willing to continue to do so until SiriCOMM is in a position to build out its network. At that time, usage will likely increase substantially and both Cislunar and SiriCOMM recognize that a written agreement will need to be in place. SiriCOMM plans to enter into a formal agreement for monthly transponder usage when the system is offered commercially. At each ground location, the satellite receiver is linked to the 2.4 Ghz wireless network utilizing a local server and SiriCOMM's technology for rapidly cache and serve network requests. There are no limitations or special licenses required to operate local two-way data communications at 2.4Ghz wireless frequencies.

         SiriCOMM does not have a commercial network presently running implementing its wireless data transmission technology. It plans to build a network with the capacity to service up to 80,000 simultaneous users within 6 months of raising the needed capital. The construction of the initial network is estimated to cost $4-6 million and is expected to be financed by the private sale of the Company's securities following the SiriCOMM Acquisition. There are no firm commitments on anyone's part to invest in the Company and if the Company is unable to finance the acquisition through the private sale of its securities or other financing, the SiriCOMM technology may never be commercially sold. In addition, any sale of the Company's securities to finance the SiriCOMM technology will dilute the interest of existing shareholders in the Company.

Anticipated Accounting Treatment

         We expect to account for the SiriCOMM Acquisition as a recapitalization of the equity of SiriCOMM, which in principle is equivalent to the issuance of stock by SiriCOMM for the net monetary assets of the Company. We will apply this accounting treatment because the Company is a non-operating public shell and because SiriCOMM stockholders will own the majority of the outstanding common stock of the combined company following the transaction.

Research and Development

         The Company plans to finance research and development for SiriCOMM through the possible private sale of securities following the acquisition, although there are no present commitments or agreements concerning such financing presently. SiriCOMM plans to spend approximately $30,000 on additional research and development to improve and refine the previously developed suite of wireless applications.

Distribution

         SiriCOMM plans to rely on agents and value added resellers for its sales and distribution. At present, SiriCOMM has informal agreements with original equipment manufacturers, truck stop operators and other sales agents.

Competition

         SiriCOMM and countless other companies have developed many data transmission, location and network access products designed to meet the growing demand for communications services by businesses and government organizations that rely heavily on information technology. SiriCOMM's products will compete on the basis of product features, price, quality, reliability, brand name recognition, product breadth, developed sales channels, product documentation, product warranties and technical support and service. SiriCOMM believes that it will be generally competitive in each of these areas and that the data transmission speed provides competitive advantages. SiriCOMM's existing and potential competitors have significantly more financial, engineering, product development, manufacturing and marketing resources than it has. At present, there are no direct competitors to SiriCOMM's proposed products and services. Various businesses currently offer certain segments of SiriCOMM's comprehensive solution, but at much lower bandwidth, higher cost and/or with no software applications. There can be no assurance that competitors will not introduce comparable or superior products incorporating more advanced technology at lower prices, or that other changes in market conditions or technology will not adversely affect SiriCOMM's ability to compete successfully in the future.

Government Regulation and Industry Standards

         SiriCOMM's planned products and services are presently not regulated by the FCC or local governments. The regulatory process in the United States can be time-consuming and can require the expenditure of substantial resources. There can be no assurance that the FCC or state regulatory agencies will not seek to regulate the use of frequencies utilized by SiriCOMM's planned services of if such services are regulated, grant the requisite approvals for any of SiriCOMM's products on a timely basis, or at all. The failure of SiriCOMM's products to comply, or delays in compliance, with the various existing and evolving standards could negatively impact SiriCOMM's ability to sell its products. United States and state regulations regarding the manufacture and sale of modems and other data communications devices are subject to future change. We cannot predict what impact, if any, such changes may have on SiriCOMM's business.

         The foregoing description of the transactions is qualified in its entirety to the full text of the Securities Exchange Agreement which is being filed herewith as an Exhibit.

ITEM 5.  OTHER EVENTS

         In connection with the above described transactions, the Registrant's shareholders, by written consent, authorized and approved an amendment and restatement of the Registrant's Certificate of Incorporation which (a) changed the name of the Registrant to "SiriCOMM, Inc."; (b) combined the outstanding shares of Common Stock into a single class of Common Stock; (c) reverse split the outstanding shares of Registrant's Common Stock one-for-sixty (the "Reverse Split"); (d) decreased the par value of the Registrant's Common Stock resulting from the Reverse Split to $.001; (e) increased the number of shares of Common Stock the Registrant is authorized to issue to 50,000,000; and (f) increased the number of shares of Preferred Stock, $.001 par value, the Registrant is authorized to issue from 2,000,000 to 5,000,000.

         The shareholders also approved the adoption of the Registrant's 2002 Equity Incentive Plan.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         The Financial Statements required by Item 310 of Regulation S-B are stated in U.S. dollars and are prepared in accordance with U.S. Generally Accepted Accounting Principles. The following financial statements pertaining to SiriCOMM, Inc. will be filed as an amendment to this filing within 60 days of the filing date of this report.

         (a) Financial statements of business acquired

                  The audited financial statements of SiriComm, Inc. (a Missouri corporation) for the year ended September 30, 2002 and 2001 and the periods from inception (April 24, 2000) through September 30, 2002 and 2001 are attached hereto.

         (b) Pro forma financial information

                  Pro forma condensed combined financial statements of SiriCOMM, Inc., a Delaware Corporation, formerly known as Fountain Pharmaceuticals, Inc. have been attached hereto at the end of this report. These pro forma financial statements have been derived from the above referenced SiriComm, Inc. (Missouri) financial statements and the SiriCOMM, Inc. (Delaware) audited financial statements included in its annual filing on Form 10-KSB.

         (c) Exhibits

                  2.1 Securities Exchange Agreement dated as of April 5, 2002 between the Company and the holders of the common stock of SiriCOMM, Inc. (Missouri)*

                  2.2 Amendment to Securities Exchange Agreement dated as of June 5, 2002 between the Company and the shareholders of SiriCOMM, Inc. (Missouri)*

                  2.3 Amendment No. 2 to Securities Exchange Agreement dated as of November 21, 2002 between the Company and the shareholders of SiriCOMM, Inc. (Missouri)*

                  4.1 $250,000 - 4% Convertible Promissory Note issued by SiriCOMM, Inc. to Quest Alliance Capital L.L.C. on April 5, 2002*

                  4.2 $250,000 - 4% Convertible Promissory Note issued by SiriCOMM, Inc. to Quest Alliance Capital L.L.C. on November 16, 2001*

                  4.3 $250,000 - 4% Convertible Promissory Note issued by SiriCOMM, Inc. to Jeff Wasson on April 5, 2002*

                  4.4 $250,000 - 4% Convertible Promissory Note issued by SiriCOMM, Inc. to Jeff Wasson on November 16, 2001*

                  4.5 $121,325 - 7% Note issued by SiriCOMM, Inc. to Southwest Missouri Bank dated July 20, 2002*

                  99.1 Amended and Restated Certificate of Incorporation of Fountain Pharmaceuticals, Inc. dated November 21, 2002, as filed in the office of the Secretary of State, State of Delaware on November 21, 2002*

*Filed with the initial Form 8-K on December 3, 2002

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     SIRICOMM, INC.




                                                       /s/ Henry P. Hoffman
                                                     ---------------------------
                                                      Henry P. Hoffman

Date:   January 31, 2003

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders
SiriCOMM, Inc. - a Missouri corporation
Joplin, Missouri

We have audited the accompanying balance sheet of SiriCOMM, Inc. - a Missouri corporation (the "Company"), a development stage enterprise, as of September 30, 2002, and the related statements of operations, stockholders' deficit and cash flows for the years ended September 30, 2002 and 2001 and for the periods from inception (April 24, 2000) through September 30, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at September 30, 2002, and the results of its operations and its cash flows for the years ended September 30, 2002 and 2001 and for the periods from inception (April 24, 2000) through September 30, 2002 and 2001, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2, the Company is in the development stage, and has not yet earned revenues from operations, has working capital and equity deficiencies of $1,314,702 and $1,319,900, respectively, at September 30, 2002 and is in default with respect to a substantial portion of its loan agreements. These conditions raise substantial doubt regarding the Company's ability to continue as a going concern. Management's plans related to these conditions are also discussed in
Note 2. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.


                                               /s/ Aidman, Piser & Company, P.A.

Tampa, Florida
January 15, 2003

                                     SIRICOMM, INC. - A MISSOURI CORPORATION
                                        (A DEVELOPMENT STAGE ENTERPRISE)
                                                  BALANCE SHEET
                                               SEPTEMBER 30, 2002


                                                     ASSETS
Current assets:
   Cash                                                                                             $         44,304
   Prepaid expenses and other current assets                                                                  26,670
   Due from affiliate                                                                                         15,000
                                                                                                    ----------------
     Total current assets                                                                                     85,974

Furniture and equipment, net of accumulated depreciation of $22,408                                           74,057
                                                                                                    ----------------
                                                                                                    $        160,031
                                                                                                    ================

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
   Current maturities of notes payable and long-term debt                                           $      1,284,397
   Accounts payable                                                                                           12,436
   Accrued expenses                                                                                          103,843
                                                                                                    ----------------
     Total current liabilities                                                                             1,400,676

Notes payable and long-term debt, less current maturities                                                     79,255
                                                                                                    ----------------
     Total liabilities                                                                                     1,479,931
                                                                                                    ----------------

Commitments                                                                                                        -

Stockholders' deficit:
   Common stock, $1 par value, 10,000 shares authorized and issued                                            10,000
   Additional paid-in capital                                                                                483,912
   Deficit accumulated during the development stage                                                       (1,780,599)
   Treasury stock, 222 shares at cost                                                                        (33,213)
                                                                                                    ----------------
     Total stockholders' deficit                                                                          (1,319,900)
                                                                                                    ----------------
                                                                                                    $        160,031
                                                                                                    ================

                                              See notes to financial statements.

                                                              F-2

                                             SIRICOMM, INC. - A MISSOURI CORPORATION
                                                (A DEVELOPMENT STAGE ENTERPRISE)
                                                    STATEMENTS OF OPERATIONS



                                                                                         From Inception (April 24, 2000) to
                                                      Years ended September 30,                     September 30,
                                                 ------------------------------------   -------------------------------------
                                                       2002               2001                2002                2001
                                                 ----------------   -----------------   ----------------    -----------------
Revenues                                         $              -   $               -   $              -    $               -
                                                 ----------------   -----------------   ----------------    -----------------

Operating expenses:
  General and administrative                              128,780             160,748            363,684              234,904
  Salaries and consulting fees                            544,377             175,525            991,445              447,068
  Research and development                                134,660              73,787            258,652              123,992
  Write-off of note receivable                                  -              50,000             50,000               50,000
  Depreciation                                             14,751               5,928             23,166                8,415
                                                 ----------------   -----------------   ----------------    -----------------
     Total operating expenses                             822,568             465,988          1,686,947              864,379
                                                 ----------------   -----------------   ----------------    -----------------

Operating loss                                           (822,568)           (465,988)        (1,686,947)            (864,379)
Interest expense                                          (39,043)             (4,609)           (43,652)              (4,609)
Loan costs                                                (50,000)                  -            (50,000)                   -
                                                 ----------------   -----------------   ----------------    -----------------

Net loss                                         $       (911,611)  $        (470,597)  $     (1,780,599)   $        (868,988)
                                                 ================   =================   ================    =================

Net loss per share, basic and diluted            $            (94)  $             (47)  $           (205)   $            (104)
                                                 ================   =================   ================    =================

Weighted average shares, basic and diluted                  9,654               9,945              8,680                8,396
                                                 ================   =================   ================    =================

Unaudited pro forma presentation applicable to conversion from an S Corporation to C Corporation:

Net loss before pro forma income tax expense     $       (911,611)  $        (470,597)  $     (1,780,599)   $        (868,988)

Pro forma income tax expense                                    -                   -                  -                    -
                                                 ----------------   -----------------   ----------------    -----------------

Pro forma net loss                               $       (911,611)  $        (470,597)  $     (1,780,599)   $        (868,988)
                                                 ================   =================   ================    =================

Pro forma net loss per share                     $            (94)  $             (47)  $           (205)   $            (104)
                                                 ================   =================   ================    =================


                                              See notes to financial statements.

                                                              F-3

                                             SIRICOMM, INC. - A MISSOURI CORPORATION
                                                (A DEVELOPMENT STAGE ENTERPRISE)
                                               STATEMENTS OF STOCKHOLDERS' DEFICIT



                                          Common Stock           Additional                                      Total
                                      ----------------------      Paid-in       Accumulated     Treasury     Stockholders'
                                        Shares      Amount        Capital         Deficit         Stock         Deficit
                                      ---------   ----------   -------------  --------------  ------------  ---------------
Issuance of founder shares at
  inception                              3,333    $   3,333    $          -   $           -   $         -   $        3,333
  Conversion of debt to equity           6,372        6,372         379,844                                        386,216
  Net loss for the period                    -            -               -        (398,391)            -         (398,391)
                                      --------    ---------    ------------   -------------   -----------   --------------

Balances, September 30, 2000             9,705        9,705         379,844        (398,391)            -           (8,842)
  Issuance of common stock                 295          295         288,709               -             -          289,004
  Net loss for the year                      -            -               -        (470,597)            -         (470,597)
                                      --------    ---------    ------------   -------------   -----------   --------------

Balances, September 30, 2001            10,000       10,000         668,553        (868,988)            -         (190,435)
  Treasury stock acquisition
     (1,694 shares)                          -            -               -               -      (253,524)        (253,524)
  Issuance of 1,472 treasury shares
    of common stock                          -            -        (184,641)              -       220,311           35,670
  Net loss for the year                      -            -               -        (911,611)            -         (911,611)
                                      --------    ---------    ------------   -------------   -----------   --------------

Balances, September 30, 2002            10,000    $  10,000    $    483,912   $  (1,780,599)  $   (33,213)  $   (1,319,900)
                                        ======    =========    ============   =============   ===========   ==============


                                              See notes to financial statements.

                                                              F-4

                                     SIRICOMM, INC. - A MISSOURI CORPORATION
                                        (A DEVELOPMENT STAGE ENTERPRISE)
                                            STATEMENTS OF CASH FLOWS


                                                                                 From Inception (April 24, 2000) to
                                                 Years ended September 30,                  September 30,
                                               -----------------------------     -----------------------------------
                                                     2002           2001                2002            2001
                                                  ----------     ----------         ------------     ----------
Cash flows from operating activities:
  Net loss                                        $ (911,611)    $ (470,597)        $ (1,780,599)    $ (868,988)
     Adjustments to reconcile net loss to
        net cash flows from operating activities:
          Depreciation                                14,751          5,928               23,166          8,415
          Amortization of loan costs                  50,000              -               50,000              -
          Stock-based compensation                     9,000              -                9,000              -
          Settlement expense funded from debt
             assumption                                    -         28,000               28,000         28,000
         Write-off of note receivable                      -         50,000               50,000         50,000
          Changes in assets and liabilities:
             Current assets                          (15,000)             -              (15,000)             -
             Current liabilities                      86,940         11,403              153,279         66,339
                                                  ----------     ----------         ------------     ----------
Net cash flows from operating activities            (765,920)      (375,266)          (1,482,154)      (716,234)
                                                  ----------     ----------         ------------     ----------

Cash flows from investing activities:
  Acquisition of furniture and equipment             (59,656)       (13,999)             (98,629)       (38,973)
  Proceeds from sale of furniture and
    equipment                                          1,406              -                1,406              -
                                                  ----------     ----------         ------------     ----------
Net cash flows from investing activities             (58,250)       (13,999)             (97,223)       (38,973)
                                                  ----------     ----------         ------------     ----------

Cash flows from financing activities:
  Issuance of note receivable                              -        (50,000)             (50,000)       (50,000)
  Borrowings under line of credit, net                     -         97,043               97,043         97,043
  Proceeds from long-term debt                     1,050,000              -            1,051,035          1,035
  Payments of long-term debt                        (102,950)             -             (102,950)             -
  Payment of loan costs                              (50,000)             -              (50,000)             -
  Advances from (repayments to) officers, net        (29,471)        51,853              386,216        415,687
  Proceeds from sale of common stock                       -        289,004              292,337        292,337
                                                  ----------     ----------         ------------     ----------
Net cash flows from financing activities             867,579        387,900            1,623,681        756,102
                                                  ----------     ----------         ------------     ----------

Change in cash                                        43,409         (1,365)              44,304            895
Cash, beginning of period                                895          2,260                    -              -
                                                  ----------     ----------         ------------     ----------
Cash, end of period                               $   44,304     $      895         $     44,304     $      895
                                                  ==========     ==========         ============     ==========


                                                     (Continued)

                                                         F-5

                                     SIRICOMM, INC. - A MISSOURI CORPORATION
                                        (A DEVELOPMENT STAGE ENTERPRISE)
                                            STATEMENTS OF CASH FLOWS


                                                                                 From Inception (April 24, 2000) to
                                                 Years ended September 30,                  September 30,
                                               -----------------------------     -----------------------------------
                                                     2002           2001                2002            2001
                                                  ----------     ----------         ------------     ----------
          SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid for interest                            $   13,008     $    3,464         $     16,475     $    3,467
                                                  ==========     ==========         ============     ==========

      SUPPLEMENTAL DISCLOSURES OF NON-CASH FINANCING ACTIVITIES:

Conversion of debt to 6,372 shares of common
  stock                                           $        -     $        -         $    386,216     $        -
                                                  ==========     ==========         ============     ==========

Acquisition of 1,694 shares of treasury stock
  for a note payable                              $  253,524     $        -         $    253,524     $        -
                                                  ==========     ==========         ============     ==========

Issuance of 1,189 shares of treasury stock
  for services                                    $   35,670     $        -         $     35,670     $        -
                                                  ==========     ==========         ============     ==========


                                              See notes to financial statements.

                                                              F-6

                     SIRICOMM, INC. - A MISSOURI CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
              FROM INCEPTION (APRIL 24, 2000) TO SEPTEMBER 30, 2002


1.       Nature of operations and summary of significant accounting policies:

         Nature of operations:

         SiriCOMM, Inc. - a Missouri corporation (the "Company"), incorporated in the State of Missouri on April 24, 2000, is engaged in the development of broadband wireless application service technologies intended for use in the marine and transportation industries. The Company's development activities include integrating multiple technologies including satellite communications, the Internet, wireless networking, and productivity enhancing software into commercially viable products and services. The Company expects to complete development activities and commence revenue generating activities in late 2003.

         Reporting periods:

         The Company operated under a calendar reporting year in 2000 and, in 2001, changed its fiscal year to November 30. In connection with the acquisition discussed in Note 2, the Company has presented its financial information on a September 30 fiscal year and anticipates the adoption of that fiscal year for future financial reporting purposes.

         Use of estimates:

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Financial instruments:

         The carrying value of the Company's financial instruments, including cash, accounts payable, and notes payable, approximate their fair market values.

         Furniture and equipment:

         Furniture and equipment is depreciated using the straight-line method over the estimated useful life of 5 years.

                     SIRICOMM, INC. - A MISSOURI CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
              FROM INCEPTION (APRIL 24, 2000) TO SEPTEMBER 30, 2002


1. Nature of operations and summary of significant accounting policies (continued):

         Stock-based compensation:

         The Company accounts for compensation costs associated with stock options issued to employees under the provisions of Accounting Principles Board Opinion No. 25 whereby compensation is recognized to the extent the market price of the underlying stock at the grant date exceeds the exercise price of the option granted. Stock-based compensation to non-employees is accounted for using the fair-value based method prescribed by Financial Accounting Standard No. 123 - Accounting for Stock-Based Compensation.

         Research and development costs:

         The Company incurs costs, principally paid to outside consultants, associated with computer software to be marketed in the future. Costs incurred in connection with establishing technological feasibility have been expensed as research and development costs. Costs incurred subsequent to establishing technological feasibility, including coding and testing, will be capitalized.

         Effect of recent accounting pronouncements:

         In June 2002, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities (SFAS 146). SFAS 146 requires that liabilities associated with an exit or disposal activity be recognized when the liability is incurred and establishes that fair value is the objective measurement of the liability. SFAS 146 is effective for exit or disposal activities initiated after December 31, 2002. The adoption of this standard is not expected to have a significant impact on the Company's financial position, results of operations or cash flows.

                     SIRICOMM, INC. - A MISSOURI CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
              FROM INCEPTION (APRIL 24, 2000) TO SEPTEMBER 30, 2002


1. Nature of operations and summary of significant accounting policies (continued):

         Pro forma income taxes:

         The operations of the Company are included in the personal income tax returns of the stockholders under Subchapter S of the Internal Revenue Code. The unaudited pro forma income tax information assumes that the Company was taxed as a C Corporation. For these purposes, the Company has used the asset and liability method in accounting for income taxes, prescribed in SFAS No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The transaction described in Note 2 will result in the revocation of the Company's S Corporation election.

         Net loss per share:

         Net loss per share represents the net loss available to common stockholders divided by the weighted average number of common shares outstanding during the year. Diluted earnings per share reflect the potential dilution that could occur if convertible debt was converted into common stock. Diluted net loss per share is considered to be the same as basic net loss per share since the effect of the issuance of common stock associated with the convertible debt is anti-dilutive.

2.       Acquisition and management's plan of operation:

         On November 21, 2002, all of the issued and outstanding shares of the Company were acquired by Fountain Pharmaceuticals, Inc. ("Fountain"). The Company's stockholders' received 9,662,562 shares of Fountain common stock. As a result and following completion of the acquisition, the sole director of Fountain resigned and four of the Company's principal shareholders were elected in his place. In connection with this transaction Fountain changed its name to SiriCOMM, Inc. - a Delaware corporation (the "Parent").

                     SIRICOMM, INC. - A MISSOURI CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
              FROM INCEPTION (APRIL 24, 2000) TO SEPTEMBER 30, 2002


2.       Acquisition and management's plan of operation (continued):

         Since the Company is considered the acquirer for accounting and financial reporting purposes, the transaction will be accounted for in accordance with reverse acquisition accounting principles as though it were a recapitalization of the Company and an issuance of shares by the Company in exchange for the net monetary assets of the Parent.

         These financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the ordinary course of business.

         Since its inception, the Company has financed its activities primarily from short-term loans, a substantial portion of which are in default (Note 4). To date, the Company has not introduced its products and services commercially, has limited assets, significant liabilities and limited business operations. Managements' plan of operation for fiscal 2003 is for the Parent to raise additional capital ($6-$10 million) and the Company to build a network to service up to 250,000 simultaneous users. The construction of the initial network is estimated to cost $4-$6 million and is expected to be financed by a private sale of securities. At this time, there are no firm commitments on anyone's part to invest in the Parent and if the Parent is unable to obtain such financing, the Company's technology may never be commercially sold.

         There can be no assurances that the Parent will be successful in obtaining debt or equity financing in order to achieve its financial objectives and continue as a going concern. The financial statements do not include any adjustments to the carrying amount of assets and the amounts and classifications of liabilities that might result from the outcome of this uncertainty.

                     SIRICOMM, INC. - A MISSOURI CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
              FROM INCEPTION (APRIL 24, 2000) TO SEPTEMBER 30, 2002


3.       Unaudited pro forma income taxes:

         Unaudited pro forma income taxes consists of the following:

                                               Years Ended        From Inception (April 24, 2000) to
                                               September 30,                September 30,
                                          ----------------------   --------------------------------
                                             2002       2001             2002              2001
                                          ---------   ---------      -------------     -----------
         Current income taxes             $       -   $       -      $           -     $         -
         Deferred income taxes:
           Benefit of net operating loss
             carryforward and start-up
             costs                          341,800     147,300            668,000         326,200
           Other                              2,300       1,200              5,000           2,700
           Change in valuation allowance   (344,100)   (148,500)          (673,000)       (328,900)
                                          ---------   ---------      -------------     -----------
                                          $       -   $       -      $           -     $         -
                                          =========   =========      =============     ===========

         Unaudited pro forma deferred tax assets consist of the following at September 30, 2002:

         Net operating loss carryforward and start-up costs        $  668,000
         Book depreciation in excess of tax                             5,000
         Less: valuation allowance                                   (673,000)
                                                                   ----------
                                                                   $        -
                                                                   ==========

4.       Notes payable and long-term debt:

         Notes payable and long-term debt consist of the following at September 30, 2002:


                  Line of credit, interest at 7%, secured by
                  all assets of the Company (currently
                  existing or thereafter acquired) and
                  personally guaranteed by a stockholder of
                  the Company, due July 20, 2003, or upon
                  demand by the bank.                                $ 117,961

                  Note payable, former stockholder, bearing
                  interest at 2.5%, unsecured, principal and
                  interest due in monthly installments of
                  $10,000 through May 2004.                            195,691

                     SIRICOMM, INC. - A MISSOURI CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
              FROM INCEPTION (APRIL 24, 2000) TO SEPTEMBER 30, 2002


4.       Notes payable and long-term debt (continued):

                  Note payable, bearing interest at 4%,
                  unsecured, principal and interest due March
                  15, 2002; convertible into common shares
                  equaling 4.25% of the Company's outstanding
                  shares of stock on the date that the holder
                  exercises its option. (a)                            250,000

                  Note payable, bearing interest at 4%,
                  unsecured, principal and interest due March
                  15, 2002; convertible into common shares
                  equaling 3.5% of the Company's outstanding
                  shares of stock on the date that the holder
                  exercises its option. (a)                            250,000

                  Note payable, bearing interest at 4%,
                  unsecured, principal and interest due July
                  15, 2002; convertible into common shares of
                  stock equaling 4.25% of the Company's
                  outstanding shares of stock on the date that
                  the holder exercises its options. (a)                250,000

                  Note payable, bearing interest at 4%,
                  unsecured, principal and interest due July
                  15, 2002; convertible into common shares of
                  stock equaling 3.5% of the Company's
                  outstanding shares of stock on the date that
                  the holder exercises its options. (a)                250,000

                  Note payable, bearing interest at 10%,
                  unsecured, interest and principal due
                  November 1, 2002. (a)                                 50,000
                                                                  ------------
                                                                     1,363,652

                  Less current maturities                           (1,284,397)
                                                                  ------------
                                                                  $     79,255
                                                                  ============

                     SIRICOMM, INC. - A MISSOURI CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
              FROM INCEPTION (APRIL 24, 2000) TO SEPTEMBER 30, 2002


4.       Notes payable and long-term debt (continued):

         Future maturities of notes payable and long-term debt are as follows:

         Year ending September 30,
                  2003                                $       1,284,397
                  2004                                           79,255
                                                      -----------------
                                                      $       1,363,652
                                                      =================

         (a) As of January 15, 2003, the Company was in default with respect to notes payable covering $1,050,000 of indebtedness. The Parent assumed $1,000,000 of these obligations and this debt is intended to be converted into the Parent's common stock in connection with the reverse acquisition discussed in Note 2.

5.       Stockholders' deficit:

         At inception 3,333 shares of stock were issued to the founding stockholders at par value. During 2000, 6,372 additional shares of stock were issued to these same stockholders in satisfaction of then outstanding advances, equivalent to $60 per share.

         During 2001, the Company sold an aggregate of 295 shares of stock at prices ranging from $500 to $2,000 per share.

         In December 2001, the Company repurchased 1,694 shares of stock at an aggregate cost of $150 per share in connection with a stockholder dispute, which is further discussed in Note 6.

         During the year ended September 30, 2002, 283 Treasury shares were reissued pursuant to an anti-dilution clause, which stated that if the Company sells shares in the Company to an investor that represents more than a 2.5% interest in the Company and such investor pays an amount less than $2,000 per share, the Company shall issue additional shares to the investor so the investor will own the number of shares that represent the investor's total subscription amount divided by the valuation per share of the subsequent sale of an equity interest in the Company.

                     SIRICOMM, INC. - A MISSOURI CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
              FROM INCEPTION (APRIL 24, 2000) TO SEPTEMBER 30, 2002


5.       Stockholders' deficit (continued):

         During the year ended September 30, 2002, 300 Treasury shares of stock were also issued for legal services rendered which were valued at $30 per share based on the value of stock to be issued in connection with the pending acquisition discussed in Note 2. Furthermore, 889 Treasury shares were issued in exchange for services associated with the aforementioned acquisition and have been reflected as prepaid expenses in the accompanying 2002 balance sheet.

6.       Related party transactions:

         During 2001, the Company was a defendant in a suit filed by a founding stockholder. This suit was settled on December 21, 2001 for an aggregate amount of $300,524. The settlement agreement provided for reimbursement of $22,000 in out-of-pocket expenses, $15,000 in compensation for services previously performed and repurchase of all shares of common stock owned by this stockholder. The Company paid $10,000 in December 2001 in connection with the settlement and issued a note payable in the amount of $290,524 for the remaining balance due, payable over a 29-month period.

         In addition, as part of the settlement agreement the Company assumed a $28,000 note payable which was accrued as general and administrative expense at September 30, 2001. On December 18, 2001, the then existing bank line of credit agreement and the note payable of $28,000 were consolidated into a single line of credit.

7.       Commitments:

         Employment agreements:

         The Company has four executive employee agreements with certain officers/directors. As part of these agreements the Company is obligated to pay these individuals aggregate compensation of $525,000 annually through February 2005.

                     SIRICOMM, INC. - A MISSOURI CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
              FROM INCEPTION (APRIL 24, 2000) TO SEPTEMBER 30, 2002


8.       Subsequent events

         Promissory notes:

         On October 31, 2002, the Company raised $50,000 in connection with a loan agreement. The loan provides for a one year maturity, and interest at 4 percent. In connection with the loan, the Company agreed to issue 20 shares of the Company's common stock which will be exchanged for 19,683 post-merger shares of the Parent's common stock.

         In October and November 2002, the Company raised $50,000 in connection with two loan agreements. The loans bear interest at 4 percent and are due on demand. In connection with the loans, the Company agreed to issue 20 shares of the Company's common stock which will be exchanged for 19,683 post-merger shares of the Parent's common stock.

         Related party promissory note:

         In November 2002, the Company borrowed $30,000 from a major stockholder. The loan bears interest at 4 percent and is due on demand.

            SIRICOMM, INC - A DELAWARE CORPORATION (FORMERLY KNOWN AS
                         FOUNTAIN PHARMACEUTICALS, INC.)
                   AND SIRICOMM, INC. - A MISSOURI CORPORATION
              PROFORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                   (Unaudited)

         The following unaudited proforma consolidated combined balance sheet aggregates the balance sheet of SiriCOMM, Inc. - a Delaware corporation, formerly known as Fountain Pharmaceuticals, Inc. (a Delaware corporation) ("Parent") as of September 30, 2002 and the balance sheet of SiriComm, Inc. (a Missouri corporation) ("Subsidiary") as of September 30, 2002, accounting for the transaction as a recapitalization of Subsidiary with the issuance of shares by the Subsidiary in exchange for the net monetary assets of Parent (a reverse acquisition) and using the assumptions described in the following notes, giving effect to the transaction, as if the transaction had occurred as of the end of the period. The transaction was completed subsequent to September 30, 2002.

         The following unaudited proforma condensed consolidated statement of operations combine the results of operations of Parent and Subsidiary for the year ended September 30, 2002 as if the transaction had occurred as of the beginning of the period.

         The following unaudited proforma condensed consolidated statement of operations combine the results of operations of Parent and Subsidiary for the year ended September 30, 2002 as if the transaction had occurred as of the beginning of the period.

         The proforma condensed consolidated financial statements should be read in conjunction with the separate financial statements and related notes thereto of Parent and Subsidiary. These proforma financial statements are not necessarily indicative of the consolidated financial position, had the acquisition occurred on the date indicated above, or the consolidated results of operations which might have existed for the periods indicated or the results of operations as they may be in the future.

                         SIRICOMM, INC. - A DELAWARE CORPORATION (F/K/A FOUNTAIN PHARMACEUTICALS, INC.)
                                           AND SIRICOMM, INC.- A MISSOURI CORPORATION
                                         PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                       September 30, 2002

                                                              SiriCOMM, Inc.
                                                        Delaware         Missouri                   Pro Forma         Pro Forma
                                                      corporation      corporation                 Adjustments      Consolidated
                                                  --------------------------------               --------------------------------
                     Assets
Current assets:
    Cash and cash equivalents                     $        6,738    $      44,304                $             -   $      51,042
    Prepaid expenses and other assets                          -           26,670    [C,E,F]             (26,670)              -
    Due from affiliate                                         -           15,000      [H]               (15,000)              -
                                                  --------------------------------               --------------------------------
    Total current assets                                   6,738           85,974                        (41,670)         51,042
                                                  --------------------------------               --------------------------------

Furniture and equipment, net of accumulated                                                                                    -
    depreciation                                               -           74,057                              -          74,057
                                                  --------------------------------               --------------------------------
                                                  $        6,738    $     160,031                $       (41,670)  $     125,099
                                                  ================================               ================================

      Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable and accrued expenses           $       36,137    $     116,279      [E]       $        50,000   $     202,416
  Current maturities of notes payable and long-                                                                                -
      term debt                                                -        1,284,397      [D]            (1,000,000)        284,397
  Due to affiliate                                        15,000                -      [H]               (15,000)              -
  6% Convertible Debenture                               100,000                -      [G]              (100,000)              -
                                                  --------------------------------               --------------------------------
    Total current liabilities                            151,137        1,400,676                     (1,065,000)        486,813
                                                  --------------------------------               --------------------------------

Note payable and long-term debt, less current
  maturities                                                   -           79,255                                         79,255
                                                  --------------------------------               --------------------------------

Stockholders' equity:
  Common stock                                             5,876           10,000   [A,C,D,F]             (4,196)         11,680
  Class B common stock                                       105                -                              -             105
  Additional paid-in capital                          17,372,506          483,912  [A,B,E,F,G]       (16,528,573)      1,327,845
  Accumulated deficit                                (17,522,886)      (1,780,599)     [B]            17,522,886      (1,780,599)
  Treasury stock, at cost                                      -          (33,213)     [F]                33,213               -
                                                  --------------------------------               --------------------------------
    Total stockholders' equity                          (144,399)      (1,319,900)                     1,023,330        (440,969)
                                                  --------------------------------               --------------------------------
                                                  $        6,738    $     160,031                $       (41,670)  $     125,099
                                                  ================================               ================================


                             See notes to pro-forma condensed consolidated financials statements.

                  SIRICOMM, INC. - A DELAWARE CORPORATION (F/K/A FOUNTAIN PHARMACEUTICALS, INC.)
                                    AND SIRICOMM, INC.- A MISSOURI CORPORATION
                              PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                       FOR THE YEAR ENDED SEPTEMBER 30, 2002


                                                     SiriCOMM, Inc.
                                                 Delaware         Missouri           Pro Forma         Pro Forma
                                               corporation      corporation         Adjustments      Consolidated
                                             --------------------------------      --------------------------------
Revenues                                      $            -   $           -       $           -    $          -
                                              -------------------------------      ------------------------------

Cost of sales                                              -   $           -                   -               -
                                              -------------------------------      ------------------------------

Gross profit                                               -               -                   -               -
                                              -------------------------------      ------------------------------

Operating expenses:
 General and administrative                          161,908         128,780                   -         290,688
 Salaries and consulting fees                              -         544,377                   -         544,377
 Research and Development                                  -         134,660                   -         134,660
 Depreciation and amortization                             -          14,751                   -          14,751
 Selling                                                   -               -                   -               -
                                              -------------------------------      ------------------------------
    Total operating expenses                         161,908         822,568                   -         984,476
                                              -------------------------------      ------------------------------

Loss from operations                                (161,908)       (822,568)                  -        (984,476)
                                              -------------------------------      ------------------------------

Other income (expense)
  Interest income                                          -                                                   -
  Interest expense                                  (126,317)        (39,043)                  -        (165,360)
  Other income (expense)                                             (50,000)                  -         (50,000)
                                              -------------------------------      ------------------------------
                                                    (126,317)        (89,043)                  -        (215,360)
                                              -------------------------------      ------------------------------
Net income                                    $     (288,225)  $    (911,611)      $           -    $ (1,199,836)
                                              ===============================      ==============================

Pro forma loss per common share                                                                     $      (0.10)
                                                                                                    ============

Weighted average number of shares                                                                     11,660,002


                         See notes to pro-forma condensed consolidated financials statements.

SIRICOMM, INC. - A DELAWARE CORPORATION (F/K/A FOUNTAIN PHARMACEUTICALS, INC.)
                   AND SIRICOMM, INC.- A MISSOURI CORPORATION
                              PROFORMA ADJUSTMENTS
                 AS OF AND FOR THE YEAR ENDED SEPTEMBER 30, 2002



[A]    Common Stock                             5,881
         Additional paid-in capital                          5,881

       To record 1 for 60 reverse split
       and change in par value

[B]    Additional paid-in capital          17,522,886
         Accumulated deficit                            17,522,886

       To eliminate accumulated deficit
       of parent at date of acquisition
       to reflect the recapitalization
       of subsidiary

[C]    Investment in subsidiary                 9,663
         Common stock                                        9,663

       To record acquisition of
       subsidiary through issuance of
       9,623,195 post-split shares

[D]    Convertible debentures               1,000,000
         Common Stock                                        1,922
         Additional Paid-in capital                        998,078

       To record converison of
       convertible promissory notes into
       1,937,136 shares


[E]    Additional paid-in capital              76,670
         Accounts payable                                   50,000
         Stock offering costs                               26,670

       To record additional costs
       associated with completing the
       reorganization and reflect these
       costs as a reduction of
       additional paid-in capital

[F]    Common stock                            10,000
         Treasury stock                                     33,213
         Investment in subsidiary                            9,663
         Additional paid-in capital            32,876            -

       To eliminate common and treasury
       stock of subsidiary

[G]    6% Convertible debentures              100,000
           Common Stock                                        100
           Additional paid-in capital                       99,900

       To record converison of
       convertible promissory notes

[H]    Due to affiliate                        15,000
           Due from affiliate                               15,000

       To eliminate intercompany accounts
                                          -------------------------
                                           18,772,976   18,772,976

            SIRICOMM, INC - A DELAWARE CORPORATION (FORMERLY KNOWN AS
                         FOUNTAIN PHARMACEUTICALS, INC.)
                   AND SIRICOMM, INC. - A MISSOURI CORPORATION
          NOTES TO PROFORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

         Note 1 - Fountain Pharmaceuticals, Inc.

         Fountain Pharmaceuticals, Inc., a Delaware corporation, was incorporated in 1989. All operations of the Fountain were suspended in July 2001 and the Company was inactive until November 21, 2002. In connection with the acquisition, Fountain changed its name to SiriCOMM, Inc. ("Parent").

         Note 2 - SiriCOMM, Inc.- a Missouri corporation

         SiriCOMM, Inc. ("Subsidiary"), a Missouri corporation, was incorporated on April 24, 2000. The Company is engaged in the development of a broadband wireless application service technologies intended for use in the marine and highway transportation industries.

         During April 2002, Parent entered into an agreement and plan of reorganization wherein Parent would acquire 100% of Subsidiary through the issuance of an estimated 9,623,195 shares (post-split) of restricted common stock in a transaction wherein Subsidiary will become a wholly-owned subsidiary of Parent. The acquisition was completed on November 21, 2002.

         Proforma adjustments on the attached pro-forma consolidated financial statements include the following:

         [A] To record 1 for 60 reverse common stock split and change in par value of common stock.

        [B] [C] To record the acquisition of Subsidiary by Parent through the issuance of 9,662,562 post-split shares of common stock. The ownership interests of the former owners of Subsidiary in the combined enterprise is greater than that of the ongoing shareholders of Parent and, accordingly, the management of Subsidiary will assume operating control of the combined enterprise. Consequently, the acquisition is accounted for as the recapitalization of Subsidiary, wherein Subsidiary purchased the assets of Parent and accounted for the transaction as a "Reverse Purchase" for accounting purposes.

         [D] To record conversion of an aggregate $1,000,000 convertible promissory notes into 1,922,000 shares of common stock.

         [E] The estimated costs incurred in completing the reorganization have been treated as stock issuance costs by Parent and, therefore, as a reduction of additional paid-in capital. These estimated costs of $50,000 consist primarily of legal and accounting fees. These are in addition to $26,670 previously incurred.

         [F] To eliminate the common stock of the Subsidiary in consolidation.

         [G] To record conversion of $100,000 in Convertible debentures issued by Parent into 100,000 shares of common stock. (Debentures not issued in connection with acquisition.)

         [H]      To eliminate intercompany balances.

         Note 3 - Pro forma (loss) per share

         The proforma (loss) per share is computed based on the number of shares outstanding, after adjustment for shares issued in the acquisition, as though all shares issued in the acquisition had been outstanding from the beginning of the periods presented.

         Diluted earnings per share was not presented, as its effect was anti-dilutive for the periods presented.